FOR IMMEDIATE RELEASE

CONTACT:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com

LODGENET UPDATES QUARTERLY AND ANNUAL GUIDANCE

     SIOUX FALLS, SD — June 15, 2004 — LodgeNet Entertainment Corporation (NASDAQ: LNET), one of the world’s largest providers of broadband and interactive television services to the hospitality industry, today updated its quarterly and annual guidance.

     With respect to the quarter ending June 30, 2004, the Company affirmed its previously issued guidance for operating income, operating income exclusive of depreciation and amortization, and net loss, while guiding slightly lower for revenue. “As we expected, revenue from box office titles continues to be ‘soft’ as compared to last year with fewer blockbuster titles in our second quarter window this year versus last,” said LodgeNet President and CEO Scott C. Petersen. “As a result, we expect to report revenue of between $65.0 million and $67.0 million for the second quarter. However, we continue to anticipate quarterly operating income will be in a range from $2.5 million to $4.0 million, and operating income exclusive of depreciation and amortization will be between $22.0 million to $23.5 million. We also continue to expect that our net loss will be in the range of $(5.9) million to $(4.4) million, or a loss per share of between $(0.45) to $(0.34) for the second quarter.”

     With respect to calendar year 2004, the Company expects to report revenue in a range from $269.0 million to $273.0 million and operating income from $13.5 million to $16.0 million. Operating income exclusive of depreciation and amortization is expected to be between $91.0 million and $93.5 million. Net loss is expected to range from $(19.5) million to $(17.0) million, or a loss per share of $(1.47) to $(1.28) for the full year 2004. In updating its annual guidance, Petersen commented, “While the outlook for Hollywood movie content is expected to be promising starting in the August or September timeframe, the near-term outlook for titles appears to continue the relative lackluster line-up we have experienced since the beginning of the year. In maintaining our conservative approach to issuing guidance, we have made modest adjustments to our annual outlook; however we hope that strong summer vacation travel will mitigate part of this affect. Overall, we expect the continuing recovery in lodging occupancy rates and the economy in general will enhance our general results for the balance of this year.”

About LodgeNet

     LodgeNet Entertainment Corporation is one of the world’s largest providers of interactive television systems and broadband services to hotels, including resort and casino hotels, throughout the United States and Canada as well as select international markets. These services include on-demand movies, music and music videos, Nintendo® video games, Internet on television, and other interactive television services, as well as high-speed Internet access, all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million rooms, including 967,000 interactive guest pay rooms, in more than 5,800 hotel properties worldwide. LodgeNet estimates that during 2003 more than 260 million travelers had access to LodgeNet’s interactive television systems. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

     Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as “expect”, “anticipate”, “estimate”, “believe”, “no assurance”, “intend”, “should”, “could”, “may”, “plan”, “project”, “predict”, and similar expressions and statements which are made in the future tense, or which refer to future events or developments, are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

     Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors: general economic and business conditions, and trends in the lodging and entertainment industries in particular; changes in hotel occupancy rates, business and leisure travel rates and the “buy rate” of our customers; our ability to access popular content on terms that are acceptable to us; timely availability of content; changes to the competition , including the ability of our competitors to deliver on demand entertainment or competitive services through the Internet or cable; the impact of changes in regulation which may limit our ability to provide content we currently provide; the occurrence of one or more future terrorist attacks, wars, public health concerns or other crises; availability of key components and services necessary for the manufacture and assembly of our interactive systems; uncertainties in our strategies or efforts to improve operating results by increasing revenue and decreasing costs; availability of capital on terms that are acceptable to us and sufficient to execute our business plan, including expanding the installation of our digital system in our customers’ guest rooms, and to adapt to technological changes in our industry; changes in customer relationships with hotel chains and their franchisees, including our ability to obtain new customers and to retain existing customers; product development difficulties and delays regarding new technologies and enhancement of existing technologies.

     These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. Other names and brands may be claimed as the property of others. All rights reserved.

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